Exhibit 99.1

BINAH CAPITAL GROUP REPORTS RESULTS FOR FOURTH QUARTER AND FULL YEAR 2025

- Grew Total Revenue 11% Year-over-Year to $187.1 Million -

- Assets Under Management (“AuM”) Increased 11% Year-over-Year to $29.9 Billion -

- Net Income of $2.3 Million -

- Increased EBITDA[*] to $5.4 Million from $2.0 Million in the Prior Year -

New York – March 31, 2026 – Binah Capital Group, Inc. (“Binah”, “Binah Capital” or the “Company”) (NASDAQ: BCG; BCGWW), a leading financial services enterprise that owns and operates a network of industry-leading firms empowering independent financial advisors, today announced results for the quarter and full year ended December 31, 2025.

"We completed our first full year as a public company with strong results in the fourth quarter, which reflects the continuing growth of our differentiated platform,” stated Craig Gould, Chief Executive Officer of Binah Capital Group. “The momentum we have created through our growth initiatives led to double-digit year-over-year growth in revenue and importantly, GAAP profitability. This excellent performance reflects the continuing contributions of our expanding team, whose determination helped us achieve our goals despite a sometimes challenging market. We remain focused on attractive opportunities to continue our growth in 2026, while we demonstrate the appeal and agility of our differentiated platform to more customers. We are confident that our strong performance will also drive meaningful long-term shareholder value.”

Fourth Quarter 2025 Key Highlights

▪	Total advisory and brokerage assets as of December 31, 2025, grew 11% year-over-year to $29.9 billion.

▪	Total revenue grew 13.2% to $50.5 million.

▪	Gross profit was $10.3 million, compared to $8.9 million in the prior-year period.

▪	Total operating expenses were $10.5 million, compared to $9.5 million in the prior-year period, reflecting a stabilization in expense levels compared to prior year results that included non-recurring business combination costs.

▪	GAAP net income rose to $0.2 million, compared to a GAAP net loss of $1.1 million in the fourth quarter of 2024.

▪	GAAP diluted EPS was $0.01 compared to $(0.07) in the prior year quarter

▪	EBITDA of $0.5 as compared to EBITDA of $1.0 in the prior year quarter which is driven primarily by the change in the income tax provision.

▪	Adjusted EBITDA of $0.8 as compared to $2.2 million in the prior year quarter, which included an adjustment for business combination and re-financing costs incurred during such quarter.

Full Year 2025 Key Highlights

▪	Total advisory and brokerage assets as of December 31, 2025, grew 11% to $29.9 billion.

▪	Total annual revenue increased by 10.7% to $187.1 million.

▪	Annual Gross profit was $37.8 million, compared to $33.7 million in 2024.

▪	Total annual operating expenses were $35.2 million, compared to $36.8 million in 2024.

▪	Annual GAAP net income rose to $2.3 million, compared to a GAAP net loss of $4.6 million in 2024.

▪	Annual GAAP diluted EPS was $0.04 compared to $(0.39) in the prior year.

▪	Annual EBITDA increased to $5.4 million from $1.9 million in the prior year.

▪	Adjusted EBITDA* increased to $6.5 million, compared to $6.3 million in 2024.

* Non-GAAP Financial Measures. EBITDA and Adjusted EBITDA are non-GAAP financial measures defined as net income (loss) adjusted for depreciation expense, amortization expense, interest expense, share-based compensation and income tax. See the section captioned “Non-GAAP Financial Measures” below for a detailed description and reconciliation of such Non-GAAP financial measures to their most directly comparable GAAP financial measures, as required by Regulation G.

Liquidity and Capital

The Company had cash and cash equivalents of $10.7 million and outstanding long-term debt of $17.7 million as of December 31, 2025.

About Binah Capital Group

Binah Capital Group (“Binah Capital”, “Binah” or the “Company,” is a financial services enterprise that owns and operates a network of industry-leading firms that empower independent financial advisors. As a national broker-dealer aggregator, Binah specializes in delivering value through its innovative hybrid-friendly model, making it an optimal platform for RIAs navigating today’s complex financial landscape. Binah’s portfolio companies are built to help advisors run, manage, and execute commission-based business seamlessly while providing best in class resources to support their advisory practice. We don’t just offer tools—we cultivate partnerships. Binah Capital Group stands alongside RIAs as a trusted ally, delivering the structure, flexibility, and cutting-edge solutions they need to succeed in an increasingly competitive marketplace.

For more, please visit: www.binahcap.com

Contact:

Binah Capital Investor Relations

Mary T. Conway

Conway Communications

mtconway@conwaycommsir.com

Binah Capital Media Relations

Donald Cutler or Lorene Yue

Haven Tower Group

(424) 317-4864 or (424) 317-4854

binah@haventower.com

Non-GAAP Financial Measures

EBITDA is a non-GAAP financial measure defined as net income plus interest expense, provision for income taxes, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA, a non-GAAP measure, plus non-recurring costs related to our business combination, costs related to the re-financing of the senior credit facility, and share-based compensation costs. The Company presents EBITDA and Adjusted EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA and Adjusted EBITDA are not a measure of the Company’s financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA is used in connection with the Company’s credit agreements, specifically in the calculation of financial-related covenants.

A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measures appears below in the footnotes to the table of our key operating, business and financial metrics.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended that are intended to be subject to the "safe harbor" created by those sections and other applicable laws. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors that could cause actual results to differ materially from such statements, many of which are outside the control of Binah. Forward-looking statements include, but are not limited to statements regarding: Binah’s financial and operational outlook; Binah’s operational and financial strategies, including planned growth initiatives and the benefits thereof, Binah’s ability to successfully effect those strategies, and the expected results therefrom. These forward-looking statements generally are identified by the words “believe,” “project,” “estimate,” “expect,” ”intend,” “anticipate,” “goals,” “prospects,” “will,” “would,” “will continue,” “will likely result,” and similar expressions (including the negative versions of such words or expressions).

While Binah believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. The factors that could cause results to differ materially from those indicated by such forward-looking statements include, but are not limited to: our ability to comply with supervisory and regulatory compliance obligations, the risk we may be held liable for misconduct by our advisors; poor performance of our investment products and services; our ability to effectively maintain and enhance our brand and reputation; our ability to expand and retain our customer base; our future capital requirements and sources and uses of cash; the risk that an increase in government regulation of the industries and markets in which we operate could negatively impact our business; the impact of worldwide and regional political, military or economic conditions, including declines in foreign currencies in relation to the value of the U.S. dollar, hyperinflation, devaluation and significant political or civil disturbances in international markets; and the effectiveness of Binah’s control environment, including the identification of control deficiencies.

These forward-looking statements are also affected by the risk factors, forward-looking statements and challenges and uncertainties set forth in documents filed by Binah with the U.S. Securities and Exchange Commission from time to time, including the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and subsequent periodic reports. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Binah cautions you not to place undue reliance on the forward-looking statements contained in this press release. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Binah assumes no obligation and, except as required by law, does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Binah does not give any assurance that it will achieve its expectations.

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Binah Capital Group Consolidated Balance Sheet

BINAH CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

DECEMBER 31, 2025 AND DECEMBER 31, 2024

(in thousands, except per share amounts)

	2025	2024
ASSETS
Assets:
Cash, cash equivalents and restricted cash	$10,716	$8,486
Receivables, net:
Commissions receivable	10,441	9,198
Due from clearing broker	707	873
Other	1,261	938
Property and equipment, net	342	599
Right of use assets	3,097	3,730
Intangible assets, net	671	1,021
Goodwill	39,839	39,839
Other assets	3,141	1,993

TOTAL ASSETS	$70,215	$66,677

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Accounts payable, accrued expenses and other liabilities	$13,103	$10,208
Commissions payable	12,632	11,468
Operating lease liabilities	3,221	3,820
Notes payable, net of unamortized debt issuance costs of $590 and $739 as of December 31, 2025 and December 31, 2024, respectively	17,679	19,561
Promissory notes-affiliates	5,313	5,442

TOTAL LIABILITIES	51,948	50,499

Mezzanine Equity:
Redeemable Series A Convertible Preferred Stock, par value $0.0001, 2,000,000 shares authorized, 1,626,000 and 1,555,000 shares outstanding at December 31, 2025 and December 31, 2024, respectively	15,668	14,947
Stockholders’ Equity and Members’ Equity:
Series B Convertible Preferred Stock, par value $0.0001, 500,000 shares authorized, 150,000 shares outstanding at December 31, 2025 and December 31, 2024	1,500	1,500
Common stock, $0.0001 par value, 55,000,000 authorized, 16,716,000 and 16,602,460 issued and outstanding at December 31, 2025 and December 31, 2024, respectively	—	—
Additional paid-in-capital	23,709	22,984
Accumulated deficit	(22,496)	(23,253)
Accumulated other comprehensive (loss)	(114)	—
Total Stockholders’ Equity and Mezzanine Equity	18,267	16,178

TOTAL LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS’ EQUITY	$70,215	$66,677

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Binah Capital Group Consolidated Statement of Operations

BINAH CAPITAL GROUP, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE PERIODS ENDED DECEMBER 31, 2025 AND 2024

(in thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Revenues:
Revenue from Contracts with Customers:
Commissions	$40,934	$36,616	$153,440	$139,452
Advisory fees	7,653	6,689	28,601	24,939
Total Revenue from Contracts with Customers	48,587	43,305	182,041	164,391
Interest and other income	1,924	1,303	5,102	4,512

Total revenues	50,512	44,608	187,144	168,903

Expenses:
Commissions and fees	39,037	36,093	149,277	135,280
Employee compensation and benefits	4,929	4,556	18,885	15,544
Rent and occupancy	284	280	1,141	1,150
Professional fees	458	912	2,265	6,971
Technology fees	769	64	2,963	1,292
Interest	476	1,394	2,119	4,026
Depreciation and amortization	160	157	697	1,019
Other	4,635	1,722	7,186	6,768

Total expenses	50,748	45,178	184,533	172,050

Income (loss) before provision for income taxes	(236)	(570)	2,611	(3,147)

Provision for income taxes	(403)	525	303	1,415

Net income (loss)	$167	$(1,095)	$2,308	$(4,562)

Net income attributable to Legacy Wentworth Management
Services LLC members	-	-	-	730

Net income (loss) attributable to Binah Capital Group, Inc.	$167	$(1,095)	$2,308	$(5,292)

Net income (loss) per share basic	$0.01	$(0.07)	$0.05	$(0.39)
Net income (loss) per share diluted	$0.01	$(0.07)	$0.04	$(0.39)

Weighted average shares outstanding: basic	16,715	16,593	16,657	16,593
Weighted average shares outstanding: diluted	16,813	16,593	16,975	16,593

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Binah Capital Group Reconciliation of GAAP Net Income to EBITDA and Adjusted EBITDA

EBITDA is a non-GAAP financial measure defined as net income plus interest expense, provision for income taxes, and depreciation and amortization. Adjusted EBITDA is defined as EBITDA, a non-GAAP measure, plus non-recurring costs related to our business combination, costs related to the re-financing of the senior credit facility, and share-based compensation costs. The Company presents EBITDA and Adjusted EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA and Adjusted EBITDA are not a measure of the Company’s financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP. Additionally, Adjusted EBITDA is used in connection with the Company’s credit agreements, specifically in the calculation of financial-related covenants.

A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP financial measures appears below in the footnotes to the table of our key operating, business and financial metrics.

	For the three months ended December 31,		For the twelve months ended December 31,
	2025	2024	2025	2024
EBITDA Reconciliation
Net income (loss)	$0.2	$(1.1)	$2.3	$(4.6)
Interest expense	0.5	1.4	2.1	4.0
Provision for income taxes	(0.4)	0.5	0.3	1.4
Depreciation and amortization	0.2	0.2	0.7	1.0
EBITDA	$0.5	$1.0	$5.4	$1.9
Share based compensation	0.3	-	1.1	-
Business combination and re-financing costs	-	1.2	-	4.4
Adjusted EBITDA	$0.8	$2.2	$6.5	$6.3

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